Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225650

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 21, 2018)

Shares of Series A Convertible Voting Preferred Stock

             Series A Warrants

             Series B Warrants

(and              shares of common stock underlying shares of Series A Convertible Voting Preferred Stock, Series A Warrants and Series B Warrants)

We are offering              shares of Series A convertible voting preferred stock, par value $0.001 per share, or the Series A preferred stock, Series A warrants to purchase up to an aggregate of              shares of common stock at an exercise price equal to $            , or the Series A warrants, and             Series B warrants to purchase up to an aggregate of              shares of common stock at an exercise price equal to $            , or the Series B warrants, and together with the Series A warrants, the warrants. Each share of Series A preferred stock we sell in this offering will be accompanied by (i) a Series A warrant to purchase              shares of common stock with an exercise price of equal to $             (which equates to 100% warrant coverage), and (ii) a Series B warrant to purchase              shares of common stock with an exercise price equal to $             (which equates to 33% warrant coverage). Each share of Series A preferred stock and the accompanying warrants will be sold at a combined purchase price of $            .

The shares of Series A preferred stock and the accompanying warrants will be issued separately, but can only be purchased together in this offering.

No public market currently exists for the securities we are offering, and we do not intend to apply to list the Series A preferred stock or the warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Each share of Series A preferred stock is initially convertible into that number of shares of our common stock equal to the purchase price of the Series A preferred stock divided by the conversion price of the Series A preferred stock, which is initially equal to $            . We refer to such conversion price of the Series A preferred stock as the Conversion Price.

The Series A preferred stock will automatically convert into shares of our common stock upon the 5th trading date following the announcement of us receiving stockholder approval for the first reverse stock split following this offering, provided that, we will not effect any conversion, and the holder will not have the right to convert, subject to certain exceptions, the Series A preferred stock for shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us, provided further that such limitation on conversion will automatically be adjusted to be 19.99% with respect to any holder during the period that any employee, manager, partner, managing director or affiliate of such holder is then serving on our board of directors. Prior to the automatic conversion described above, the Series A preferred stock will vote together with our common stock on an as-converted basis, subject to certain limitations on conversion described herein. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Following the automatic conversion described above, the Series A preferred stock will be non-voting. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or sale event, the assets of the company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A preferred stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock.

Each Series A warrant will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock, provided that, at each holder’s election, the holder will be prohibited, subject to certain exceptions, from exercising the Series A warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us. Each Series A warrant will expire five years from the date it first becomes exercisable.

Each Series B warrant will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock, provided that, at each holder’s election, the holder will be prohibited, subject to certain exceptions, from exercising the Series B warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us. Each Series B warrant will expire on the 75th-day anniversary of our announcement of top-line data from MOMENTUM, our planned Phase 3 clinical trial of momelotinib for patients with myelofibrosis.

Our common stock is traded on The Nasdaq Global Market under the symbol “SRRA.” On November 5, 2019, the last reported sale price of our common stock on The Nasdaq Global Market was $0.32 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-8 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER SERIES A PREFFERED STOCK AND ACCOMPANYING SERIES A WARRANT AND SERIES B WARRANT	TOTAL
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to Sierra (before expenses)	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the securities is expected to be made on or about November             , 2019.

Sole Book-Running Manager

Jefferies

Prospectus Supplement dated November             , 2019

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or therein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our securities means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Sierra,” the “Company” and similar designations refer to Sierra Oncology, Inc. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain trademarks, service marks and trade names of Sierra Oncology, Inc., including our name and logo. Other trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus or the information incorporated by reference herein and therein are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and section 27A of the Securities Act of 1933, as amended, or the Securities Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement and the accompanying prospectus. These forward-looking statements may include, but are not limited to, statements regarding our future clinical development activities, expected timing and results of clinical trials, future results of operations and financial position, our business strategy and plans and our objectives for future operations. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated herein. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements to conform these statements to actual results or to changes in our expectations, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We are a late stage drug development company focused on advancing targeted therapeutics for the treatment of patients with significant unmet medical needs in hematology and oncology. We have a highly experienced management team with a proven track record of success in hematology and oncology drug development. We are an ambitious company, oriented towards achieving the successful registration and commercialization of our product candidates.

During the third quarter of 2018, we acquired from Gilead Sciences, Inc., or Gilead, our lead product candidate momelotinib, a potent, selective and orally-bioavailable JAK1, JAK2 and ACVR1 inhibitor. Momelotinib has been investigated in two completed Phase 3 trials for the treatment of myelofibrosis. Data from these trials indicate a potentially differentiated therapeutic profile encompassing anemia-related clinical benefits, as well as constitutional symptom control benefits and substantive splenic volume reductions.

In December 2018, we reported new data for momelotinib collated from the two completed SIMPLIFY Phase 3 clinical trials and a translational biology study in transfusion dependent patients with myelofibrosis. Data from the latter study were also concurrently presented in a poster at the 60th American Society of Hematology Annual Meeting & Exposition in San Diego, California. We reported aggregated transfusion independence responses from more than 150 intermediate and high-risk transfusion dependent myelofibrosis patients demonstrating robust and consistent response rates within and across the clinical studies. More than 44% of these patients became transfusion free for at least 12 weeks and nearly 50% were transfusion independent for at least 8 weeks.

On June 4, 2019, we announced that we had obtained regulatory clarity with the U.S. Food and Drug Administration, or FDA, concerning the design of a Phase 3 clinical trial for momelotinib intended to support potential registration of momelotinib. Following receipt of this clarity, we also announced the design of the MOMENTUM Phase 3 clinical trial in myelofibrosis, planned for launch in the fourth quarter of 2019.

The MOMENTUM Phase 3 clinical trial is a randomized double-blind trial designed to enroll 180 myelofibrosis patients who are symptomatic and anemic and have been treated previously with a JAK inhibitor. The Primary Endpoint of the trial is the Total Symptom Score, or TSS, response rate of momelotinib compared to danazol at Week 24 (99% power; p-value < 0.05). Danazol has been selected as an appropriate treatment comparator given its use to ameliorate anemia in myelofibrosis patients, as recommended by NCCN and ESMO guidelines. Patients will be randomized 2:1 to receive either momelotinib or danazol. After 24 weeks of treatment, patients on danazol will be allowed to crossover to receive momelotinib.

During the second quarter of 2019, we announced that the FDA had granted Fast Track designation to momelotinib for the treatment of patients with intermediate/high-risk myelofibrosis who have previously received a JAK inhibitor.

We wholly own momelotinib and retain the global commercialization rights to our portfolio of DNA Damage Response, or DDR, assets, consisting of product candidates SRA737 and SRA141. We have launched a campaign exploring non-dilutive strategic options to support the future continued development of SRA737 and SRA141.

Recent Developments

Amendment to Momelotinib Royalty and Milestone Payments

In October 2019, we entered into an agreement to amend the Asset Purchase Agreement, dated as of August 20, 2018, among us, YM Biosciences Australia Pty Ltd. and Gilead Sciences, Inc., or the Agreement. Pursuant to the terms of the amendment, in exchange for a reduction in the royalties and milestones payable by us to Gilead under the Agreement, including the elimination of a $5.0 million milestone payment that would have been due to Gilead upon initiation of MOMENTUM, we agreed to issue to Gilead, pursuant to a private placement, shares of common stock equal to 7.5% of our outstanding shares of common stock after the automatic conversion of the Series A preferred stock sold in this offering and a warrant to purchase up to the same number of shares of common stock (equaling 100% warrant coverage), with an exercise price equal to the Conversion Price of the Series A preferred stock. The effectiveness of the amendment and the issuance of the shares of common stock and warrant to Gilead is conditional upon the completion of this offering and the conversion of the Series A preferred stock.

Special Meeting of Stockholders

We plan to, as soon as practicable following the completion of this offering, but in any event within 75 days of the closing of this offering (to be extended to 120 days from the closing of this offering in the event that we receive comments from the Securities and Exchange Commission on the preliminary proxy statement relating to such meeting), submit to a vote of our stockholders a proposal to approve, or the Stockholder Approval, a reverse stock split at a ratio to be determined within the range to be approved by our stockholders, or the Reverse Stock Split. In connection with seeking such approval of the Reverse Stock Split, we also intend to seek stockholder approval of an increase in our authorized common stock sufficient to allow for the issuance of the shares of common stock underlying the warrants upon their exercise.

New Director Appointments

We expect to appoint up to four new directors to our board of directors following completion of this offering, each of whom will be affiliated with investors in this offering. Following such appointments, we expect our board of directors will continue to consist of eight directors. We will require that each of the newly appointed directors will also agree to resign from the board if any investor affiliated with such director no longer beneficially owns at least 5% of our outstanding common stock.

Our Corporate Information

We were incorporated in the State of Delaware in May 2003 as Phenome Systems, Inc. and changed our name to ProNAi Therapeutics, Inc. in April 2004. Shortly thereafter, we merged with SenseGene Therapeutics Inc., a Michigan corporation, with ProNAi Therapeutics, Inc. being the surviving corporation. We changed our name to Sierra Oncology, Inc. in January 2017. Our principal executive offices are located at 2150 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8, and our telephone number is (604) 558-6536. Our website address is www.sierraoncology.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and you should not rely on any such information in deciding whether to purchase our securities.

JOBS Act

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering in July 2015, the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, the date on which we are deemed to be a large accelerated filer (this means that at the end of a fiscal year we have been public for at least 12 months, have filed at least one annual report and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year), or the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

THE OFFERING

Securities offered by us	shares of Series A preferred stock, Series A warrants to purchase up to shares of common stock, and Series B warrants to purchase up to shares of common stock.

Common stock to be outstanding immediately after this offering	shares of common stock (assuming the conversion of the Series A preferred stock issued in this offering to common stock).

Series A preferred stock

Conversion rights	Each share of Series A preferred stock is initially convertible into that number of shares of our common stock equal to the purchase price of the Series A preferred stock divided by the Conversion Price, which is equal to $ . The Series A preferred stock will automatically convert into shares of our common stock upon the 5th trading date following the announcement of the Stockholder Approval, provided that, we will not effect any conversion, and the holder will not have the right to convert, subject to certain exceptions, the Series A preferred stock for shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us, provided further that such limitation on conversion will automatically be adjusted to 19.99% with respect to any holder during the period that any employee, manager, partner, managing director or affiliate of such holder is then serving on our board of directors.

Voting rights	The Series A preferred stock will initially vote together with our common stock on an as-converted basis. Holders of our Series A preferred stock will be entitled to one vote for each share of common stock into which their Series A preferred stock is then-convertible, on all matters submitted to a vote of stockholders, including the Reverse Stock Split subject to certain limitations on conversion described herein. Following the date that the Series A preferred stock automatically convert into shares of our common stock, except as otherwise required by law, the Series A preferred stock will have no voting rights.
Liquidation	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company or sale event, the assets of the company available for distribution to its stockholders shall be distributed among the holders of the shares of Series A preferred stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock.

Series A preferred stock to be outstanding immediately after this offering	shares of Series A preferred stock.

See “Description of the Securities We are Offering.”

Series A warrants

Exercise price	$ per Series A warrant. Each Series A warrant will be exercisable for shares of our common stock.

A holder of Series A warrants may, in their sole discretion, exercise their Series A warrant, in lieu of making the cash payment of the Series A warrant exercise price, elect instead to receive upon such exercise the “net number” of shares of our common stock determined according to the formula set forth in the form of Series A warrant.

Exercisability	Each Series A warrant will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock, provided that the holder will be prohibited, subject to certain exceptions, from exercising the Series A warrant for shares of our common stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us.

Expiration	Each Series A warrant will expire five years from the date it first becomes exercisable.

See “Description of the Securities We are Offering.”

Series B warrants

Exercise price	$ per Series B warrant. Each Series B warrant will be exercisable for shares of our common stock.

Holders of Series B warrants may only exercise the warrants by paying the exercise price in cash.

Exercisability	Each Series B warrant will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock, provided that the holder will be prohibited, subject to certain exceptions, from exercising the Series B warrant for shares of our common stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us.

Expiration	Each Series B warrant will expire on the 75th day anniversary of our announcement of top-line data from MOMENTUM.

See “Description of the Securities We are Offering.”

Use of proceeds	We intend to use the net proceeds from this offering to fund MOMENTUM, our planned Phase 3 clinical trial of momelotinib, as well as for general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” for a discussion of factors that you should consider before buying shares of our common stock.

Listing	There is no established public trading market for the Series A preferred stock or the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A preferred stock or the warrants on The Nasdaq Global Market or on any national securities or other nationally recognized trading system. Our common stock is listed on The Nasdaq Global Market under the symbol “SRRA.”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 74,688,283 shares outstanding as of September 30, 2019, and assumes the conversion of the Series A preferred stock issued in this offering into              shares of common stock. Except as otherwise indicated, the number of shares of common stock to be outstanding immediately after this offering excludes:

∎	13,149,371 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2019, with a weighted-average exercise price of $2.61 per share;

∎	73,529 shares of common stock reserved for future issuance upon the exercise of an outstanding warrant to purchase common stock as of September 30, 2019, at an exercise price of $1.87 per share;

∎	732,386 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan as of September 30, 2019;

∎	1,220,000 shares of common stock reserved for future issuance under our 2018 Equity Inducement Plan as of September 30, 2019; and

∎	700,000 shares of common stock reserved for future issuance under our 2015 Employee Stock Purchase Plan as of September 30, 2019.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above.

RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to this Offering

There is no trading market for the Series A preferred stock or the warrants and the holders of these securities may be unable to resell them at desired times or prices, or at all.

Each of the Series A preferred stock and the warrants are a new class of securities for which no market currently exists. We do not intend to apply to list these securities on any securities exchange or for quotation on any inter-dealer quotation system. The underwriters are not under an obligation to make a market for these securities and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for these securities may never develop, and, even if one develops, it may not be maintained. If an active trading market for any of these securities does not develop or is not maintained, then the market price and liquidity of the security will be adversely affected and holders may not be able to resell their security at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the Series A preferred stock and the warrants will depend on many factors, including, among other things, the trading price of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for derivative securities has been volatile. Market volatility could significantly harm the market for these securities, regardless of our financial condition, results of operations, business, prospects or credit quality.

Our management will have broad discretion as to the use of the proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Assuming the conversion of the Series A preferred stock, this offering is highly dilutive.

Assuming the conversion of Series A preferred stock to common stock and the exercise of the warrants, we are offering significantly more shares of common stock than are currently outstanding, which will be highly dilutive to our existing stockholders. In the event the warrants are exercised by holders, stockholders will experience additional dilution. Such dilution may harm our relationships with existing stockholders or result in other adverse consequences, which may have a negative effect on our business or financial condition.

Future sales or other issuances of our capital stock, or rights to acquire shares of our capital stock, could depress the trading price for our common stock, and accordingly, the Series A preferred stock or the warrants.

Sales of a substantial number of shares of our capital stock, or rights to acquire shares of our capital stock, or the perception by the market that those sales could occur, could cause the trading price of our common stock to decline, and accordingly, the Series A preferred stock and the warrants may significantly decrease the price of our common stock, or could make it more difficult for us to raise funds through the sale of equity in the future.

In connection with this offering, we and our directors and executive officers and certain of our existing stockholders have entered into lock-up agreements for a period of 90 days following this offering. We and our directors and executive officers and certain of our stockholders may be released from lock-up prior to the expiration of the lock-up period at the sole discretion of Jefferies LLC. See “Underwriting.” Upon expiration or earlier release of the lock-up, we and our directors and executive officers and stockholders may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Future issuances of common stock, preferred stock, warrants to purchase our common stock, or rights to acquire shares of our common stock, could further depress the trading price for our common stock. In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, investors in this offering may experience dilution.

If we do not obtain stockholder approval to increase the number of authorized shares of our common stock, we will not have sufficient shares to cover the shares issuable upon exercise of the warrants being offered hereby, and therefore the purchasers of the warrants will not be able to exercise such warrants, and our ability to issue additional shares of common stock for any other purpose will be significantly limited, which in turn would impair our ability to raise additional capital if needed and would otherwise harm our business and operations.

We do not currently have a sufficient number of authorized shares of common stock to cover the shares issuable upon exercise of the warrants being offered by this prospectus. Further, after this offering, we will have a very limited number of authorized shares of common stock available for future issuance. As a result, we will need to seek stockholder approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock at a special meeting of stockholders which is planned to take place as soon as practicable following the completion of this offering. Unless and until we obtain such stockholder approval, the warrants will not be exercisable. Further, our ability to issue additional shares of common stock for any other purpose will be significantly limited. This in turn would impair our ability to raise additional capital if needed and would otherwise harm our business and operations. We cannot assure you that we will be able to obtain stockholder approval to increase the number of shares of our authorized common stock.

We expect that a limited number of investors in this offering may hold a majority of the voting power following this offering and may be able to exert significant control over matters subject to stockholder approval.

We expect that a limited number of investors in this offering may hold a majority of the voting power following this offering, and upon conversion of the Series A preferred stock, may own a majority of our outstanding common stock. Further, we currently intend to appoint four new directors, each of whom will be an affiliate of an investor in this offering, to our board of directors. Therefore, after this offering, these holders may have the ability to influence us through this ownership position and through representation on our board of directors as they will hold half of the board seats. These holders may be able to determine all matters requiring stockholder approval. For example, these holders may be able to control the vote to approve the reverse stock split, elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock.

The warrants offered hereby are speculative in nature.

The warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price, during a fixed period of time. Moreover, following this offering, the market value of the warrants, if any, is uncertain, and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. There can also be no assurance that the market price of the common stock will exceed the exercise price of the warrants, and consequently, whether it will be profitable for holders of the warrants to exercise the warrants.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of             shares of Series A preferred stock and the accompanying warrants in this offering will be approximately $             million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We expect the net proceeds, together with our existing cash and cash equivalents, to fund our operations through            .

We intend to use the net proceeds from this offering to fund MOMENTUM, our planned Phase 3 clinical trial of momelotinib, as well as for general corporate purposes.

We may also use a portion of the net proceeds to acquire or license new product candidates or technology that could result in other product candidates. However, we have no current commitments or obligations to do so.

As of the date of this prospectus supplement, we cannot specify with certainty any or all of the particular uses for the net proceeds to us from this offering. We also cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending their use, we intend to invest the net proceeds of this offering in a variety of capital-preservation investments, including short and intermediate-term, interest-bearing, investment-grade securities, and government securities.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering up to             shares of our Series A preferred stock,            Series A warrants to purchase up to             shares of our common stock, and            Series B warrants to purchase up to            shares of our common stock. We are also registering the shares of common stock issuable from time to time upon conversion of the Series A preferred stock, the shares of common stock issuable upon exercise of the Series A warrants, and the shares of common stock issuable upon the exercise of the Series B warrants.

Description of Series A Preferred Stock

The following summary of certain terms and provisions of our Series A preferred stock is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, or the Certificate of Designations, that we expect to file as an exhibit to a Current Report on Form 8-K in connection with this offering.

General. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $0.001 per share. After this offering,            shares of Series A preferred stock will be outstanding.

Pursuant to our restated certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designation, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

When issued, the shares of Series A preferred stock will be validly issued, fully paid and non-assessable.

Conversion. Each share of Series A preferred stock is initially convertible into that number of shares of our common stock equal to the purchase price of the Series A preferred stock divided by the conversion price of the Series A preferred stock, which is equal to $            . We refer to such conversion price of the Series A preferred stock, as may be adjusted from time to time, as the Conversion Price. The Conversion Price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

The Series A preferred stock will automatically convert into shares of our common stock upon the 5th trading date following the announcement of the Stockholder Approval, provided that, we will not effect any conversion, and the holder will not have the right to convert, subject to certain exceptions, the Series A preferred stock for shares of our common stock if, as a result of such conversion, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us, provided further that such limitation on conversion will automatically be increased to 19.99% with respect to any holder during the period that any employee, manager, partner, managing director or affiliate of such holder is then serving on our board of directors.

Liquidation. In the event of our liquidation, dissolution, winding up or “Deemed Liquidation” (as defined below), our assets available for distribution to our stockholders will be distributed among the holders of the shares of Series A preferred stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock immediately prior to such liquidation.

A “Deemed Liquidation” means:

∎

a merger or consolidation in which we are a constituent party or one of our subsidiaries is a constituent party and we issue shares of our capital stock pursuant to such merger or consolidation, except any such merger or consolidation in which our shares of capital stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation; or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

∎

the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by us or any of our subsidiaries of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more of our subsidiaries if substantially all of our assets and the assets of our subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to one of our wholly owned subsidiaries.

Voting Rights. The Series A preferred stock will initially vote together with our common stock on an as-converted basis. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Accordingly, holders of our Series A preferred stock will be entitled to one vote for each share of common stock into which their Series A preferred stock is then-convertible, on all matters submitted to a vote of stockholders, including the Reverse Stock Split assuming shares convert at a conversion price equal to the lower of: (i) the closing price of our common stock on the date immediately preceding the date of this prospectus supplement; or (ii) the average closing price of our common stock for the five trading days immediately preceding the date of this prospectus supplement. Following the date that the Series A preferred stock automatically converts into shares of our common stock, except as otherwise required by law, the Series A preferred stock will have no voting rights.

Dividends. Shares of Series A preferred stock will be entitled to receive dividends equal to (on an as-if-converted-to-common stock basis), and in the same form and manner as, dividends actually paid on shares of common stock.

Exchange Listing. We do not intend to list the Series A preferred stock on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series A preferred stock to be listed on The Nasdaq Global Market.

Description of Series A Warrants

The following summary of certain terms and provisions of the Series A warrants is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of Series A warrant that we expect to file as an exhibit to a Current Report on Form 8-K in connection with this offering.

Duration and Exercise Price. Each Series A warrant issued in the offering will have an exercise price equal to $        , will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock and will expire five years following the date it initially became exercisable. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

A holder of Series A warrants may, in their sole discretion, exercise their Series A warrant, in lieu of making the cash payment of the Series A warrant exercise price, elect instead to receive upon such exercise the “net number” of shares of our common stock determined according to the formula set forth in the form of Series A warrant, or “net exercise”.

Exercisability. Each Series A warrant will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock, provided that, at each holder’s election, the holder will be prohibited, subject to certain exceptions, from exercising the Series A warrant for shares of our common stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us. The Series A warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Series A warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number of shares of common stock.

Transferability. Subject to applicable laws, a Series A warrant may be transferred at the option of the holder upon surrender of the Series A warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Series A warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series A warrants is currently listed on The Nasdaq Global Market.

Rights as a Stockholder. Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A warrants.

Fundamental Transaction. We may not enter into a Fundamental Transaction (as defined in each Series A warrant) unless the successor entity assumes our obligations under the Series A warrants. In addition, upon a Fundamental Transaction, the holders of Series A warrants representing a majority of the shares of common stock underlying the Series A warrants will have the right to require us to repurchase all Series A warrants at their fair value using the Black Scholes option pricing formula.

Description of Series B Warrants

The following summary of certain terms and provisions of the Series B warrants is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the form of Series B warrant that we expect to file as an exhibit to a Current Report on Form 8-K in connection with this offering.

Duration and Exercise Price. Each Series B warrant issued in the offering will have an exercise price equal to $        , will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock and will expire on the 75th day anniversary of our announcement of top-line data from MOMENTUM. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Holders of Series B warrants may only exercise the warrants by paying the exercise price in cash.

Exercisability. Each Series B warrant will be exercisable the first trading day following stockholder approval of an increase in our authorized common stock, provided that, at each holder’s election, the holder will be prohibited, subject to certain exceptions, from exercising the Series B warrant for shares of our common stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage upon 61 days’ notice to us. The Series B warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the Series B warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number of shares of common stock.

Transferability. Subject to applicable laws, a Series B warrant may be transferred at the option of the holder upon surrender of the Series B warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the Series B warrants on any securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series B warrants is currently listed on The Nasdaq Global Market.

Rights as a Stockholder. Except as otherwise provided in the Series B warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B warrants.

Fundamental Transaction. We may not enter into a Fundamental Transaction (as defined in each Series B warrant) unless the successor entity assumes our obligations under the Series B warrants. In addition, upon a Fundamental Transaction, the holders of Series B warrants representing a majority of the shares of common stock underlying the Series B warrants will have the right to require us to repurchase all Series B warrants at their fair value using the Black Scholes option pricing formula.

Description of Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 10 of the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated            , 2019, between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of Series A preferred stock and the accompanying Series A warrants and Series B warrants, or collectively with the Series A preferred stock, the securities, shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES OF SERIES A PREFERRED STOCK	NUMBER OF SERIES A WARRANTS	NUMBER OF SERIES B WARRANTS
Jefferies LLC

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the securities if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they may make a market in our common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our common stock, or that the prices that you receive when you sell the securities will be favorable.

The underwriters are offering the securities subject to their acceptance of the securities from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the securities to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $            per share of Series A preferred stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	PER SHARE OF SERIES A PREFERRED STOCK AND ACCOMPANYING SERIES A WARRANT AND SERIES B WARRANT	TOTAL
Public offering price	$	$
Underwriting discounts and commissions paid by us	$	$
Proceeds to us, before expenses	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $            million. We have also agreed to reimburse the underwriters for up to $30,000 for their Financial Industry Regulatory Authority, Inc., or FINRA, counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “SRRA.” No public market currently exists for the securities we are offering, and we do not intend to apply to list the Series A preferred stock or the warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Stamp Taxes

If you purchase the securities offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our executive officers, directors and stockholders affiliated with directors have agreed, subject to specified exceptions, not to directly or indirectly:

∎	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act,

∎

otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

∎

enter into any swap, hedge or similar arrangement or agreement that transfers, or is designed to, intended to, or which could reasonably be expected to lead to or result in the transfer, in whole or in part, the economic risk of ownership of shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock,

∎

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

∎	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

These restrictions terminate after the close of trading of our common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Extended Settlement

We expect that delivery of the securities will be made to investors on or about the third business day following the date of the final prospectus supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade the securities before their delivery, you will be required, because the securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the securities before their delivery, you should consult your advisors.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of our common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Australia

Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

A. you confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the company under section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

B. You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area, each an EEA Member State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that EEA Member State except that an offer to the public in that EEA Member State of any securities may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to any securities in any EEA Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus have been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,”

each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the securities described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the securities has been or will be:

∎	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

∎	used in connection with any offer for subscription or sale of the securities to the public in France.

Such offers, sales and distributions will be made in France only:

∎

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

∎	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

∎

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or the FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been and neither will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person is referred to herein as a “relevant person”).

This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, Seattle, Washington. Certain legal matters relating to the offering will be passed upon for the underwriters by Cooley LLP, San Francisco, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 2150 – 885 West Georgia Street, Vancouver, BC, V6C 3E8, Canada, during normal business hours.

Information about us is also available at our website at http://www.sierraoncology.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

∎	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

∎	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

∎	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019;

∎	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 4, 2019;

∎

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2019;

∎	our Current Reports on Form 8-K filed with the SEC on June 3, 2019, June 5, 2019, June 13, 2019 and July 19, 2019; and

∎

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompany prospectus incorporates). Written or oral requests for copies should be directed Sierra Oncology, Inc., Attn: Investor Relations, 2150 – 885 West Georgia Street, Vancouver, BC, V6C 3E8, Canada, telephone number (604) 558-6536. See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

PROSPECTUS

$200,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we or selling security holders may offer our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $200,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is listed on The Nasdaq Global Market under the symbol “SRRA.” The last reported sale price of our common stock on The Nasdaq Global Market on June 13, 2018 was $3.53 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or exchange of the securities covered by the applicable prospectus supplement and any related free writing prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus.

The securities may be sold by us or selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the discussion under the heading “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2018.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the applicable prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus or any applicable prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless the context indicates otherwise, as used in this prospectus, the terms “Sierra Oncology,” “Sierra,” “the Company,” “Registrant,” “we,” “us” and “our” refer to Sierra Oncology, Inc., a Delaware corporation, and its subsidiaries taken as a whole, unless otherwise noted.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks or trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the Securities and Exchange Commission listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” This summary does not contain all of the information you should consider in making your investment decision. Before deciding to invest in our securities, you should read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, and the information incorporated by reference herein in their entirety. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Company

We are a clinical stage drug development company advancing targeted therapeutics for the treatment of patients with cancer. We are focused on developing an emerging pipeline of next generation therapies that target the DNA Damage Response (DDR) network. We have a highly experienced management team with a proven track record of success in oncology drug development. We are an ambitious company, oriented towards achieving the successful registration and commercialization of our product candidates.

Our lead drug candidate, SRA737, is a potent, highly selective, orally bioavailable small molecule inhibitor of Checkpoint kinase 1 (Chk1), a key regulator of cell cycle progression and the DDR replication stress response. SRA737 is currently being evaluated in two Phase 1/2 clinical trials in patients with advanced cancer: SRA737-01, a monotherapy trial evaluating SRA737’s potential to induce synthetic lethality; and SRA737-02, a drug combination study evaluating SRA737 potentiated by subtherapeutic, low-dose gemcitabine. We are also preparing for potential clinical studies of SRA737 in combination with other DDR-targeted agents including poly ADP-ribose polymerase (PARP) inhibitors, as well as with immuno-oncology therapeutics. We are also advancing SRA141, a potent, selective, orally bioavailable small molecule inhibitor of cell division cycle 7 kinase (Cdc7) undergoing preclinical development. Cdc7 is a key regulator of DNA replication and is involved in the DDR network, making it a compelling emerging target for the potential treatment of a broad range of tumor types.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $200,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by our board of directors will determine the rights, preferences and privileges of the series of shares of preferred stock being offered. The rights, preferences and privileges of each series of preferred stock will be more fully described in the applicable prospectus supplement.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to all debt securities together as the “debt securities.” Our board of directors or a committee designated by our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants to purchase our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors or a committee designated by our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not necessarily be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends

The financial information provided in the table below should be read in conjunction with our financial statements and the related notes incorporated by reference into this prospectus. The following table shows our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends for the periods indicated. Our net losses were inadequate to cover the fixed charges and combined fixed charges and preferred stock dividends for each of the periods presented. Because of these deficiencies, the ratio information is not applicable for the periods presented. For purposes of calculating these deficiencies, earnings consist of loss from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense and the portion of rent expense which we believe is representative of the interest component of rental expense. This table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is a part.

	Year Ended December 31,					Three Months Ended March 31,
	2013	2014	2015	2016	2017	2018
(in thousands)
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preferred stock dividends	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings to fixed charges	$(6,832)	$(23,871)	$(53,205)	$(47,724)	$(41,859)	$(11,482)
Deficiency of earnings to fixed charges and preferred stock dividends(1)	$(6,832)	$(23,871)	$(79,114)	N/A	N/A	N/A

(1)

Represents deficiency of earnings to fixed charges and preferred stock dividends during the period in which our redeemable convertible preferred stock with dividend rights was outstanding. In connection with our initial public offering in July 2015, we paid $5.5 million to the holders of our Series B and B-1 redeemable convertible preferred stock in settlement of the cumulative dividends and issued 750,946 shares of common stock with an aggregate fair value of $20.4 million to the holders of our Series C and D redeemable convertible preferred stock in settlement of the cumulative dividends. All shares of redeemable convertible preferred stock were converted to common stock upon the closing of our initial public offering and are no longer outstanding. As of March 31, 2018, December 31, 2017 and 2016, we had no shares of preferred stock outstanding, and we are not required to pay dividends on any shares of our outstanding capital stock.

Corporate Information

We were incorporated in the State of Delaware in May 2003 as Phenome Systems, Inc. and changed our name to ProNAi Therapeutics, Inc. in April 2004. Shortly thereafter, we merged with SenseGene Therapeutics Inc., a Michigan corporation, with ProNAi Therapeutics, Inc. being the surviving corporation. We changed our name to Sierra Oncology, Inc. in January 2017. Our principal executive offices are located at 2150 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8, and our telephone number is (604) 558-6536. Our website address is www.sierraoncology.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and you should not rely on any such information in deciding whether to purchase our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any free writing prospectus, together with all of the other information contained or incorporated by reference in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus and the documents incorporated by reference herein other than statements of historical fact, including statements regarding our future consolidated results of operations and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potentially,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our consolidated financial condition, consolidated results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as those discussed in this prospectus, the documents incorporated by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events, circumstances and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances discussed in this prospectus and the documents incorporated by reference herein will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus, or in the case of documents referred to or incorporated by reference, the date of those documents, or to conform such statements to actual results or revised expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus, the documents incorporated by reference herein, the applicable prospectus supplement and any free writing prospectus, and the documents that we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will have broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus and investors will be relying on the judgment of our management regarding the application of the proceeds. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus to fund research and development of our current and future product candidates, working capital, capital expenditures and other general corporate purposes. Additionally, we may use a portion of the net proceeds to us from the sale of our securities under this prospectus to expand our business by in-licensing or acquiring, as the case may be, commercial products, product candidates, technologies, compounds, other assets or complementary businesses. We will set forth in the applicable prospectus supplement our intended uses for the net proceeds received from the sale of any securities. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, commercial paper, repurchase agreements, corporate debt and guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in any prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the applicable prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The applicable prospectus supplement will disclose:

•	the terms of the offer;

•	the name or names of any underwriters, including any managing underwriters, as well as any dealers or agents, and the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	the nature of the underwriters’ obligations to take the securities;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any securities exchanges or markets on which such securities may be listed;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and restated bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

As of March 31, 2018, there were 74,309,681 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see “Dividend Policy” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock are able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

We will incorporate by reference into the registration statement of which this prospectus is a part of, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description of the preferred stock in the certificate of designation, any applicable prospectus supplement and any related free writing prospectus will describe, among other things, the following terms of the preferred stock:

•	the number of shares in any series;

•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the voting rights of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the rank of that series of preferred stock relative to other series of preferred stock; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement and any related free writing prospectus will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of material U.S. federal income tax considerations relating to that series of preferred stock.

Registration Rights

Certain of our common stock holders are entitled to certain registration rights with respect to the sale of such shares under the Securities Act. We refer to these shares as registrable securities. These rights are provided under the terms of an amended and restated investors’ rights agreement between us and the holders of these shares, which was entered into in connection with our preferred stock financings, and include demand registration rights, short-form registration rights and piggyback registration rights. In any registration made pursuant to such amended and restated investors’ rights agreement, all fees, costs and expenses of underwritten registrations, including fees and disbursements of one special counsel to the selling stockholders not to exceed $30,000, will be borne by us and all selling expenses, including estimated underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

The registration rights terminate on July 21, 2020 or, with respect to any particular stockholder, at such time as such stockholder can sell all of its shares in a single transaction pursuant to Rule 144 promulgated under the Securities Act.

Demand Registration Rights

Under the terms of the amended and restated investor rights agreement, if we receive a written request from the holders of at least 25% of the registrable securities then outstanding that we file a registration statement under the Securities Act with an anticipated aggregate price to the public of at least $5.0 million, we will be obligated to notify all holders of registrable securities of the written request and use commercially reasonable efforts to effect the registration of all registrable securities that holders request to be registered. We are required to effect no more than two registration statements that are declared or ordered effective, subject to certain exceptions. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our board of directors such registration would be detrimental to us.

Piggyback Registration Rights

If we register any of our securities for public sale in an offering pursuant to this prospectus, we are required to afford each holder of registrable securities an opportunity to include all or part of the holder’s registrable securities in such registration. Each holder desiring to include all or any part of the registrable securities held by it in any such registration statement is required to notify us within 10 business days of being notified by us in writing of the registration. This right does not apply to registration statements relating to demand registrations, for Form S-3 registrations, employee benefit plans, a corporate reorganization or other transaction under Rule 145 of the Securities Act, or stock issued upon conversion of debt securities. The underwriter of any underwritten offering will have the right to limit, due to marketing factors, the number of shares registered by these holders to 30% of the total shares covered by the registration statement. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by these holders without the consent of the holders of at least two-thirds (66 2/3%) of the registrable securities proposed to be sold in the offering.

Form S-3 Registration Rights

The holders of registrable securities can request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $5.0 million. The holders of registrable securities may require us to effect at most two registration statements on Form S-3 in any 12-month period. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our board of directors such registration would be detrimental to us or if we notify holders within 30 days of making the Form S-3 registration request that we intend to make a public offering within 90 days.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Restated Certificate of Incorporation and Restated Bylaws Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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Classified Board. Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws and restated certificate of incorporation provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

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Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

•	Amendment of Charter Provisions. Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum. Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, restated certificate of incorporation or our restated bylaws; any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Exchange Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “SRRA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement, of which this prospectus is a part. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The applicable prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable or the method for determining that date or dates;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness;

•	the applicable CUSIP number; and

•	any other terms specific to the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to our senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock or preferred stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The applicable prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due; however, if we extend an interest payment under the terms of the debt securities, the extension will not be a failure to pay interest;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue debt securities.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest on any debt securities;

•	reduce the principal of or change the stated maturity of any debt securities, or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•	make changes to the restrictions on a holder’s right to institute proceedings, except to increase the amount of debt securities whose holders must consent to any such matter; and

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee;

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

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to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

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U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

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in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the applicable prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the applicable prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The applicable prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not necessarily be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

CANADIAN SECURITIES EXEMPTION

Pursuant to an exemption order of the British Columbia Securities Commission (BCSC) dated June 9, 2016 (BCSC Order), the BCSC has ordered that the distribution of stock by us under U.S. public offerings from time to time is exempt from the prospectus requirement of British Columbia securities laws, provided that:

(i)	the distribution is not made to any resident of British Columbia, except under exemptions from the prospectus requirement available under the Securities Act (British Columbia);

(ii)	the distribution complies with U.S. securities laws and the requirements of The Nasdaq Stock Exchange;

(iii)	at the distribution date:

(a)	the majority of our executive officers and the majority of our directors are not residents of Canada;

(b)	our principal research facilities are not located in Canada; and

(c)	our securities are listed on The Nasdaq Stock Exchange and we are subject to the reporting obligations of the Securities and Exchange Commission;

(iv)

at the distribution date, after giving effect to the distribution and any other distribution of securities of the same class or series that were issued at the same time as or as part of the same distribution, residents of Canada

(a)	do not own, directly or indirectly, more than 10% of the outstanding securities of the class or series; and

(b)	do not represent in number more than 10% of the total number of owners directly or indirectly of securities of the class or series; and

(v)

in the 12 months preceding the distribution date, we have not taken any actions for the purpose of, or that could reasonably be expected to have the effect of, preparing the market or creating a demand for our shares in Canada.

If the BCSC Order cannot be relied upon to issue stock in U.S. public offerings, and an alternative exemptive relief provision is not available to us under British Columbia securities law, then we would be required to file a prospectus with the British Columbia Securities Commission to distribute the stock in U.S. public offerings.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Fenwick & West LLP, Seattle, Washington. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, DC, 100 F Street N.E., Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. You may also inspect the documents described herein at our principal executive offices, 2150-885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8, during normal business hours.

Information about us is also available at our website at www.sierraoncology.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37490) or may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule  14A, filed with the SEC on April 24, 2018;

•	our Current Reports on Form 8-K, filed with the SEC on February 27, 2018 (except with respect to Item 2.02 therein), March 2, 2018 and June 15, 2018;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 8, 2015 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Sierra Oncology, Inc., 2150-885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8. Copies of the above reports may also be accessed from our website at investor. sierraoncology.com. We do not incorporate the information from our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Shares of Series A Convertible Voting Preferred Stock

            Series A Warrants

            Series B Warrants

(and             shares of common stock underlying shares of Series A Convertible Preferred Stock, Series A Warrants and Series B Warrants)

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

            , 2019